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                                                                 Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 24, 1998 on the financial statements of SunTech Processing Systems, LLC, included in the Form 8-K Amendment No. 1 filed by Transaction Network Services, Inc. with the Securities and Exchange Commission, into the Form S-8 registration statements (registration nos. 33-85432, 33-85434 and 333-27159) and the Form S-3
registration statement (registration no. 333-52221) filed by Transaction Network Services, Inc.

                                                /s/ Cheshier & Fuller, L.L.P.
                                                -----------------------------
                                                    Cheshier & Fuller, L.L.P.

Dallas, Texas
May 12, 1998